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                                                                  Exhibit 10.4


                             AMENDMENT TO GUARANTY
                             ---------------------

     The Amendment to Guaranty is made March 28, 1997 by Glacier Water Services, Inc. (Guarantor) in favor of Tokai Bank of California (Bank).

                                   RECITALS

     A. Guarantor has signed a Continuing Guaranty (Guaranty) dated February 28, 1994 with reference to Credit as defined in the Guaranty extended or to be extended by Bank to GW Services, Inc. (Debtor).

     B. Debtor has requested that Bank increase to $35,000,000.00 the line of credit available to Debtor and Bank has agreed to do so subject to terms and conditions agreed to by Debtor and subject to the dollar limit contained in section 2 of the Guaranty being increased to $35,000,000.00.

     C. Guarantor will benefit from the increase in the line of credit available to Debtor.

                                     TERMS

     For valuable consideration receipt of which is hereby acknowledged, Guarantor agrees as follows:

     1. In section 2 of the Guaranty the amount which reads "Twelve Million Dollars" is hereby amended to read "Thirty-Five Million Dollars."

     2. The Guaranty as amended by Section 1 above is in full force and effect and is hereby ratified and confirmed in all respects.

Dated:  March 28, 1997              "Guarantor"


                                    Glacier Water Services, Inc. a Delaware
                                    corporation


                                    By:  /s/ Jerry A. Gordon
                                       ---------------------
                                         Jerry A. Gordon
                                         President


                                    By:  /s/ Brenda K. Foster
                                       ----------------------
                                         Brenda K. Foster
                                         V.P. Controller